Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of CV Sciences, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199173), pertaining to the CV Sciences, Inc. Amended and Restated 2013 Equity Incentive Plan, of our report dated March 31, 2017, relating to the consolidated financial statements of CV Sciences, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Tanner LLC

Salt Lake City, Utah

March 31, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199173), pertaining to the CV Sciences, Inc. Amended and Restated 2013 Equity Incentive Plan, of our report dated April 14, 2016, relating to the consolidated financial statements of CV Sciences, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2015.

San Diego, California March 31, 2017	/s/ PKF PKF Certified Public Accountants A Professional Corporation